Exhibit 11. Computation of Earnings Per Common Share

---------------------------------------------------------------------------------------------------------------------------
                                                      (Dollars in Thousands Except Per Share Data and Number of Shares)
---------------------------------------------------------------------------------------------------------------------------
                                                        Weighted Average
Three-Month Periods Ended                               Number of Shares              Net                  Earnings Per
September 30,                                                Outstanding             Income                Common Share
---------------------------------------------------------------------------------------------------------------------------
2001                                                          10,035,819           $ 1,503                   $ 0.15
2000                                                          10,036,853             7,094                     0.71
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                      (Dollars in Thousands Except Per Share Data and Number of Shares)
---------------------------------------------------------------------------------------------------------------------------
                                                        Weighted Average
Nine-month Periods Ended                                Number of Shares              Net                  Earnings Per
September 30,                                                Outstanding             Income                Common Share
---------------------------------------------------------------------------------------------------------------------------
2001                                                          10,035,819          $ 11,935                   $ 1.19
2000                                                          10,051,086            11,425                     1.14
---------------------------------------------------------------------------------------------------------------------------


Computation of weighted average number of common and common equivalent shares:

------------------------------------------------------------------------------------------------------------------------
Three-Month Periods Ended September 30,                                                 2001                2000
------------------------------------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period                                    10,035,819          10,056,499
Weighted average of the common
shares purchased and retired or reissued                                                      -             (19,646)
------------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares                                             10,035,819          10,036,853
========================================================================================================================


------------------------------------------------------------------------------------------------------------------------
Nine-month Periods Ended September 30,                                                  2001                2000
------------------------------------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period                                    10,035,819          10,060,084
Weighted average of the common
shares purchased and retired or reissued                                                      -              (8,998)
------------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares                                             10,035,819          10,051,086
========================================================================================================================


                                       17